Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2005-1
80412A200
80412AAA9
Distribution Date August 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Principal
Payment
Ending Principal
Amount
Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
$ 60,000,000.00 $0.00 $ 60,000,000.00 6.125% 180 30/360 $ 1,837,500.00
$0.00
$ 1,837,500.00
$ 1,574,000.00 $0.00 $ 1,574,000.00 $38.437/unit n/a n/a $ 60,500.00
$0.00
$ 60,500.00
Additional Information
$2,000.00
$3,500.00
Underlying Security Goldman Sachs Group , Inc. 6.345 deb 12/01/45
Cusip
CUSIP Moody's S & P Moody's Date S & P Date
80412A200 A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
80412AAA9
A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
Underlying Security
A1 A- Baa3 21-Jun-12 BB+ 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
15th of Feb/Aug or NBD
$60,000,000.00
6.34500%
$1,903,500.00
Current Ratings
Expense Account Deposit
Original Ratings
38143VAA7
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees
CLASS A CUSIP NO.
CLASS B CUSIP NO.